CSW International, Inc.
                           Consolidated Balance Sheet
                               September 30, 1999
                                   (Unaudited)
                                    ($000's)

ASSETS
Fixed Assets
     Electric distribution plant                  $ 1,528,598
     General plant                                   305,284
                                                  -----------
           Total Electric Plant                    1,833,882
     Less - Accumulated depreciation                (683,514)
                                                  -----------
           Total Fixed Assets                      1,150,368

Current Assets
     Cash and cash equivalents                        94,461
     Short-term investments                           25,087
     Accounts receivable                             295,232
     Notes receivable                                119,357
     Advances to affiliates                              114
     Inventories                                      12,875
     Other current assets                             10,875
                                                  -----------
           Total Current Assets                      558,001

Other Assets
     Goodwill                                      1,362,317
     Prepaid benefit costs                            59,256
     Notes receivable                                 31,906
     Equity investments and other                    197,227
                                                  -----------
           Total Other Assets                      1,650,706

           Total Assets                           $ 3,359,075
                                                  ===========

CAPITALIZATION AND LIABILITIES
Capitalization
     Common stock                                        $ 1
     Paid-in capital                                 829,000
     Retained earnings                               221,413
     Minority interests                                1,377
     Foreign currency translation and other          (27,633)
                                                  -----------
                                                   1,024,158

     Long-term debt                                1,220,184

Current Liabilities
     Accounts payable                                199,594
     Advances from affiliates                        196,806
     Accrued interest payable                         42,615
     Loan notes                                       29,749
     Accrued taxes payable                            96,873
     Customer prepayments                             28,915
     Other                                            90,886
                                                  -----------
                                                     685,438
Deferred Credits
     Deferred tax liability                          291,645
     Other                                           137,650
                                                  -----------
           Total Deferred Credits                    429,295

                                                  ===========
           Total Capitalization and Liabilities   $ 3,359,075
                                                  ===========